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                             emailthatpays.com, Inc.

                          1999 EQUITY COMPENSATION PLAN





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                            emailhthatpays.com, Inc.
                          1999 EQUITY COMPENSATION PLAN


         The name of this plan is the emailhthatpays.com, Inc.1999 Equity Compensation Plan (the "Plan"). The Board of Directors (the "Board") of emailthatpays.com, Inc. (the "Company") adopted the Plan on December 21, 1999 subject to the approval of the Company's stockholders, which approval was
obtained on [           ]. The purpose of the Plan is to enable the Company to
attract and retain highly qualified personnel who contribute to the Company's success by their ability, ingenuity and industry and to provide incentives that are linked directly to increases in stockholder value to the participating officers, directors, employees, consultants, advisors and others.

         1. Administration.

                  (a) Committee. To the extent applicable, the Plan shall be administered by a compensation committee (the "Committee") consisting of two or more persons the Board appoints, all of whom are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and who are "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event the Board does not appoint a Committee, the Board shall serve as the Committee. The Board may remove individuals, add individuals, and fill vacancies on the Committee from time to time, all in accordance with the Plan, the Company's Articles of Incorporation, the Company's By-Laws and applicable law. Appointment to the Committee shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

                  (b) Committee Authority. The Committee shall act through a majority vote. The Committee shall have the sole authority to (i) determine to whom grants shall be made under the Plan, (ii) determine the type, number of shares and terms and conditions of the grants, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

                  (c) Committee Determinations. The Committee, in its sole discretion, shall have full power and authority to administer and interpret the Plan, make factual determinations, adopt or amend rules, regulations, agreements and instruments for implementing the Plan. The Committee's interpretations of the Plan and determinations shall be conclusive and binding on all parties having any interest in the Plan or in any awards granted hereunder.

         2. Grants. Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options" and, together with Incentive Stock Options, "Options"), and restricted stock as described in Section 6 ("Restricted Stock") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth in this

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Plan and to the other terms and conditions consistent with this Plan as the
Committee deems appropriate and specifies in writing in a grant instrument (a "Grant Instrument"). In the event there is an inconsistency between the terms of the Grant Instrument and the terms of the Plan, the terms of the Plan shall govern. The Committee shall approve the provisions of each Grant Instrument. Grants under need not be uniform as among the Grantees.

         3. Shares Subject to the Plan

                  (a) Shares Authorized. Subject to the adjustment specified in subsection (b), the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 1,000,000 shares. The aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any one individual or entity during any calendar year is 1,000,000 shares ("Award Limit"). The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to the Grants shall again be available to grant. However, to the extent Section 162(m) of the Code requires, such shares continue to be counted against the Award Limit.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares,
(ii) a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the Committee may adjust the maximum number of shares of Company Stock that any individual or entity participating in the Plan may be granted in any year, the maximum number of shares of Company Stock available for Grants, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants to reflect any increase or decrease in the number or change in the kind or value of issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments the Committee determines shall be final.

                      With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, no adjustment or action described in this section 3(b) or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Option to fail to qualify under Section 162(m)(4)(C) of the Code, or any successor provisions thereto. Furthermore, no adjustment or action shall be authorized to the extent the adjustment or action would result in short-swing profit liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Committee determines that the Option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.
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                      No adjustments will be made to Incentive Stock Options
unless the following requirements are satisfied: (x) the adjustment is caused by a merger, consolidation, acquisition of stock or property, spinoff, reorganization, or a partial or complete liquidation ("Corporate Transaction");
(y) the value of the substituted or assumed option immediately after the Corporation Transaction does not exceed the value of the Incentive Stock Option immediately preceding the transaction; and (z) the substituted or assumed option does not give the participant additional benefits which he or she did not have with the prior option.

         4. Eligibility for Participation.

                  (a) Eligible Persons. All employees of the Company and the Company's subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors, consultants, independent contractors and others that perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if they render bona fide services and the services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees." The Grantees can be individuals, partnerships, limited liability companies, joint ventures, corporations, trusts or unincorporated organizations or similar entities.

         5. Granting of Options.

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant.

                  (b) Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options
that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or Nonqualified Stock Options that are not intended to so qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                           (ii) The purchase price (the "Exercise Price") of
Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (A) the Exercise Price of an Incentive Stock Option

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shall be equal to, or greater than, the Fair Market Value of a share of Company
Stock on the date the Incentive Stock Option is granted; (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price is greater than 110% of the Fair Market Value of Company Stock on the date of grant; (C) in the case of an option intended to qualify as performance based compensation (as described in Section 162(m)(4)(c) of the Code), the Exercise Price shall not be less than 100% of the Fair Market Value of Company Stock on the date of grant; and (D) if required by the applicable state law, the Exercise Price cannot be less than the stock's par value.

                           (iii) The Fair Market Value per share shall mean the
fair market value determined by such methods or procedures as shall be established from time to time by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option, provided, however, the term shall not exceed ten years from the date of grant and, provided further that, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Vesting and Exercisability of Options. Options shall vest and become exercisable in accordance with the terms and conditions the Committee specifies in the Grant Instrument and pursuant to the provisions of section 5(e) below.

                  (e) Termination of Employment.

                           (i) Unless otherwise provided in the Grant
Instrument, the termination of an Employee's employment with the Company for any reason shall cause all unvested Options to terminate. Unless otherwise provided in the Grant Instrument, an Employee must exercise all vested Options pursuant to the following rules:

                                    (A) In the event an Employee ceases to be
Employed by the Company (as defined in subsection (iii)) on account of a "Termination for Cause" (as defined in subsection (iii)), all vested Options shall terminate as of the date of termination.

                                    (B) In the event an Employee has a
"Permanent Disability" or dies, the Employee must exercise all vested Options within one year after the determination of such Permanent Disability or date of death.

                                    (C) In the event an Employee ceases to be
employed by the Company for any other reason, the Employee must exercise all vested Options within ninety (90) days of the date of termination.

                           (ii) Unless otherwise provided in the Grant
Instrument, the termination

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of a Key Advisor's relationship with the Company or a Non-Employee Director's engagement with the Company for any reason shall not impact the vesting or exercisability of the Key Advisor's or Non-Employee Director's Options.

                           (iii) For purposes of Sections 5(e), 6, 7 and 8:

                                    (A) "Company," when used in the phrase
"employed by the Company," shall mean the Company and its parent and subsidiary corporations, if any exist.

                                    (B) "Employed by the Company" shall mean
employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise.

                                    (C) "Permanent Disability" means any
physical or mental disability that prevents a Grantee from performing one or more of the essential functions of his or her position for a period of ninety
(90) days or more in any twelve (12) month period and which is expected to be of permanent duration; provided that if such term is otherwise defined in any employment agreement which the Grantee and the Company are party, such other definition shall prevail.

                                    (D) "Termination for Cause" shall mean,
except to the extent the Committee otherwise specifies, a finding by the Committee that the Grantee has breached his, her or its employment, service, noncompetition, nonsolicitation or other similar contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his, her or its employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering the following to the
Company: (i) written notice signed by the Grantee or other person then entitled to exercise the Option specifying the number of shares in respect of which the Option is to be exercised; (ii) such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Exchange Act, and any other federal or state securities laws or regulations; and the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and
(iii) the Exercise Price. The Committee may provide in the Grant Instrument that a Grantee can satisfy the exercise price in cash or by other methods, including delivery of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price. Unless otherwise provided in the Grant Instrument, the Grantee shall pay the Exercise Price in cash. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

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                  (g) Limits on Incentive Stock Options. Each Incentive Stock
Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code).

         6. Restricted Stock Grants. The Committee may grant Restricted Stock to Employees, Key Advisors and Non-Employee Directors pursuant to the terms the Committee provides in a Grant Instrument. The following provisions are applicable to the Restricted Stock:

                  (a) General Requirements. The Committee shall determine the number of shares of Restricted Stock granted to a Grantee. The Committee shall also determine the consideration, if any, a Grantee must pay for the Restricted Stock. The Restricted Stock shall be subject to the restrictions the Committee determines, which shall lapse pursuant to the schedule the Committee provides in a Grant Instrument. The period of time during which the Restricted Stock is subject to restrictions is the "Restriction Period."

                  (b) Restrictions. Unless otherwise provided in the Grant Instrument, the Restricted Stock shall be subject to the following restrictions: if the Grantee ceases to be Employed by the Company (as defined in section 5(e)(iii)(B)) during the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed; and during the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (c) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions the Committee deems appropriate.

                  (d) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.



                                       -6-

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                  (e) Performance Based Compensation. The Committee may grant
Restricted Stock to an individual or entity covered under Section 162(m) of the Code that vests upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets and (vii) cost reductions or savings. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(c) of the Code, with respect to Restricted Stock which may be granted to one or more employees covered under Section 162(m) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period, the Committee shall, in writing, (i) designate the employees covered under Section 162(m) of the Code, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) participant for such fiscal year or other designed fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance target has been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designed fiscal period.

         7. Withholding of Taxes

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal, state and local tax withholding requirements. The Company shall have the right to deduct from all Grants, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to the Grants.

                  (b) Election to Withhold Shares. If the Committee permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the Committee's prior approval.


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         8. Transferability of Grants

                  (a) Nontransferability of Grants. Unless otherwise provided in a Grant Instrument, except as provided in subsection (b), only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         9. Change of Control.

                  (a) Definition. As used herein, a "Change of Control" shall means the happening of any of the following events: (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding the following: (a) any acquisition directly from the Company, other than any acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company (b) any acquisition by the Company or (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or
(ii) a change in the composition of the Board such that the individuals who, as of the effective date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be pursuant to this provision) shall be considered as though the individual were a member of the Incumbent Board; or (iii) the merger, reorganization, consolidation or sale or other disposition of all or substantially all of the Company's assets.

                  (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

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                  (c) Notice and Acceleration. The Committee may, in its sole discretion, provide in a Grant Instrument that upon a Change of Control (i) the Committee will provide each Grantee who has outstanding Grants with written notice of the Change of Control; (ii) all outstanding Options shall automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse. If the Committee does not provide such terms in the Grant Instrument, a Change of Control will not impact a Grant.

         10. Requirements for Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         11.      Amendment and Termination of the Plan.

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section l62(m) of the Code.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or, may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12. Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.


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         13. Rights of Participants. Nothing in this Plan shall entitle any
Employee, Key Advisor, Non-Employee Director or other person or entity to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual or entity any rights to be retained by or in the employ of the Company or any other employment rights.

         14. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16. Effective Date of the Plan. Subject to the approval of the Company's shareholders, the Plan shall be effective on December 21, 1999.

         17. Miscellaneous.

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Loans. The Committee may, in its discretion, extend a loan in connection with the exercise or receipt of a grant under this Plan. The terms and conditions of any such loan shall be set by the Committee.

                  (c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock must be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 of the Exchange Act or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

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                  (d) Approval of Plan by Stockholders. This Plan will be
submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. If the stockholders fail to approve such Plan, all Options granted hereunder shall be Non-Qualified Options.

                  (e) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Florida.

                                      -11-